UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024 (October 15, 2024)

AUDAX CREDIT BDC INC.

(Exact name of registrant as specified in charter)

Delaware	814-01154	47-3039124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 PARK AVENUE
NEW YORK, NEW YORK	10022
(Address of principal executive office)	(Zip Code)

(212) 703-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On October 1, 2024, Audax Credit BDC Inc. (the “Company”) delivered a capital drawdown notice to one of its investors relating to the sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of $66.0 million. The sale closed on October 15, 2024.

The sale of Common Stock was made pursuant to a subscription agreement entered into by the Company and the investor. Under the terms of the subscription agreement, the investor is required to fund drawdowns to purchase shares of Common Stock up to the amount of its capital commitment on an as-needed basis with a minimum of 10 calendar days’ prior notice.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audax Credit BDC Inc.
(Registrant)

Date: October 17, 2024	By:	/s/ Richard T. Joseph
Richard T. Joseph
Chief Financial Officer

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